Exhibit 99.1

FOR IMMEDIATE RELEASE
Old Market CC	Contact: Charles Krebs	NASDAQ: OMCC
Old Market Capital Corporation Corporate Headquarters 1601 Dodge St., Suite 3350 Omaha, NE, 68102	CFO Ph # (531) 867-3496	Website: www.oldmarketcapital.com

Old Market Capital Board of Directors Approves Plan to Voluntarily delist from NASDAQ and Transition to OTC Markets Exchange

December 11, 2025 – Omaha, Nebraska – Old Market Capital Corporation (NASDAQ: OMCC) (the "Company", “we”, “our”) announced that its Board of Directors has approved a plan to voluntarily delist the Company’s common stock from the NASDAQ Capital Market (“NASDAQ”), suspend its duty to file periodic reports and other information with the U.S. Securities and Exchange Commission (“SEC”), and terminate its registration of common stock under the federal securities laws. The Company intends to file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC on or about December 22, 2025, to effect the voluntary withdrawal of the listing of its securities from NASDAQ and the deregistration of its securities under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Company anticipates that the delisting from NASDAQ and deregistration under Section 12(b) of its securities will become effective on or about January 2, 2026, at which time trading on NASDAQ will cease. Following the effectiveness of the Form 25, the Company intends to file a Form 15 with the SEC to deregister the Company’s securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter. The Company expects trading on NASDAQ to remain in effect until on or about January 2, 2026, with quotation on the OTC marketplace anticipated to begin on or around January 2, 2026, specifically on the OTCID Basic Market, under the current trading symbol OMCC. The Company can provide no assurance that trading in its common stock will continue on the OTCID Basic Market or otherwise.

The decision to voluntarily delist was made after careful consideration of several factors, including costs associated with being a public reporting company, low trading volumes, regulatory burdens, and to better focus the Company’s resources on enhancing long-term stockholder value. The Company expects to realize meaningful savings on an annual basis as a result of the delisting and deregistering of the Company’s common stock.

“After careful evaluation, the Board has made the strategic decision to voluntarily delist from NASDAQ. This move allows us to significantly reduce the administrative and compliance costs associated with operating as an SEC reporting public company” said CEO Jeff Royal.

The Company does not anticipate any interruption in the trading of its shares during the transition process, although trading volumes and liquidity may vary. The Company also intends to provide quarterly earnings releases and an Annual Report through its Investors Portal which can be found at www.oldmarketcapital.com.

Old Market Capital Corporation (f/k/a Nicholas Financial, Inc.) was previously a specialized consumer finance company. The Company restructured its operations in 2024 and now operates as a holding company which has a controlling interest in a broadband company, Amplex Electric, Inc., and seeks to pursue additional controlling interests in other companies and sectors yet to be determined. For an index of the Company’s news releases or to obtain a specific release, please visit our company’s website at, www.oldmarketcapital.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate capital to increase shareholder returns, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in forward-looking statements.